EXHIBIT 23.1
                                                          ------------



          Consent of Independent Registered Public Accounting Firm



   We consent to the incorporation by reference in the Registration
   Statement (Form S-8 No. 333-        ) pertaining to the Consolidated
   Communications Holdings, Inc. 2005 Long-Term Incentive Plan of our reports dated March 8, 2010, with respect to the consolidated financial statements and schedule of Consolidated Communications Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting of Consolidated Communications Holdings, Inc. filed with the Securities and Exchange Commission.



                                          /s/Ernst & Young LLP

   St. Louis, Missouri
   May 6, 2010